                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                             --------------------

                                   FORM 8-K



                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             --------------------


     Date of Report (Date of earliest event reported): September 23, 1997



                             INLAND RESOURCES INC.
                         ----------------------------
            (Exact name of registrant as specified in its charter)



        Washington                 0-16487                  91-1307042
--------------------------   ---------------------   --------------------------
 (State of incorporation)    (Commission File No.)         (IRS Employer
                                                        Identification No.)




             475 17TH STREET, SUITE 1500, DENVER, COLORADO  80202
      ------------------------------------------------------------------
         (Address of principal executive offices, including zip code)



                                (303) 292-0900
          -----------------------------------------------------------
             (Registrant's telephone number, including area code)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS
------    ------------------------------------

     On September 30, 1997, Inland Resources Inc. (the "Company") acquired the Utah assets (the "EREC Properties") of Equitable Resources Energy Company ("EREC") for $55.4 million in cash (subject to various post closing adjustments). The EREC Properties consist of 279 gross (184 net) oil and gas wells, 23,400 net undeveloped acres, water rights, a water transportation and distribution system and a gas gathering system. The undeveloped acreage provides the Company with approximately 585 additional drillsites in the Monument Butte Field. The acquisition of the EREC Properties also included operating rights to four approved water flood units (encompassing 142 of the wells acquired).

     Management believes that the EREC Properties have significant development potential which will enable the Company to increase its cash flow from operations and reserve base at a cost efficient rate due to the proximity of the EREC Properties to the Company's existing properties. The EREC Properties are geographically concentrated in proximity to the Company's properties in the Monument Butte Field, thereby enabling the Company to operate the properties without incurring significant incremental general and administrative expenses. Of the 279 gross wells acquired, the Company already operated 48 of the wells and EREC operated 227 of the wells so that the Company now operates 275 of the wells.

     The Company financed the acquisition of the EREC Properties with a portion of the proceeds of a new credit facility with Trust Company of the West and TCW Asset Management Company, in their capacities as noteholder and agent (collectively "TCW").

ITEM 5.   OTHER EVENTS.
------    ------------

     On September 30, 1997, the Company and its wholly owned subsidiary, Inland Production Company ("IPC"), closed a Credit Agreement with TCW pursuant to which TCW loaned IPC $75,000,000, and IPC used a portion of such proceeds to purchase the EREC Properties. The loan from TCW is secured by a second lien on all assets of IPC and is guaranteed by the Company.

     The Company and IPC also closed a Credit Agreement on September 30, 1997 with ING (U.S.) Capital Corporation ("ING") providing IPC with a line of credit equal to an initial borrowing base of $45,000,000. This loan is secured by a first lien on all assets of IPC and is also guaranteed by the Company. IPC drew down an initial $17.8 million under the Credit Agreement with ING which, when combined with excess borrowings from TCW, were used to fund repayment in full of its existing credit facility with Canadian Imperial Bank of Commerce.

     The Credit Agreement with ING constitutes a revolving line of credit until March 31, 1999, at which time it converts to a term loan payable in quarterly installments through March 29, 2003, when the final installment is due and payable in full. The quarterly installments are in the amount of $4,000,000 for the first three quarters, $3,000,000 for the next four quarters, $2,500,000 for the next four quarters, $2,250,000 for the next four quarters, and $2,000,000 on March 29, 2003. The ING loan bears interest, at IPC's option, at either (i) the average prime rates announced from time to time by The Chase Manhattan Bank, Citibank, N.A. and Morgan Guaranty Trust Company of New York plus 0.5% per annum; or (ii) at the LIBOR rate plus 1.75%.

     The TCW loan is payable interest only, at a rate of 9.75% per annum, quarterly until the earlier of December 31, 2003 or the date upon which the ING loan is paid in full, at which time the TCW loan is payable in quarterly installments of principal and interest over twelve quarterly installments, with the principal installments equaling $6,250,000 for the first four quarters, $8,750,000 for the fifth through eighth quarters and $3,750,000 for the ninth through twelfth quarters. The Company also granted warrants to TCW in connection with the TCW Credit Agreement to purchase 100,000 shares of common stock (subject to anti-dilution adjustments) for an exercise price of $10.00 per share (subject to anti-dilution adjustments) at any time after September 23, 2000 and before September 23, 2007. The Company also granted registration rights in connection with such warrants. TCW is also entitled to additional interest on $65,000,000 of the TCW loan in such amount that will yield to it a 12.5% internal rate of return on such principal amount, such payment to be made concurrently with the final payment of all principal and interest on the TCW loan. For purposes of this internal rate of return calculation, IPC is also given credit for payment of a funding fee in the amount of 3% of the total loan amount paid to TCW at the closing of the loan transaction. TCW may also elect to "put" the warrant back to the Company upon payment in full of the TCW loan in an amount which will cause TCW to achieve a 12.5% internal right of return on the last $10,000,000 of the TCW loan.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
-------   ---------------------------------

                         INDEX TO FINANCIAL STATEMENTS

(A) STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES FOR CERTAIN OIL AND GAS PROPERTIES

     Report of Independent Public Accountants                                F-1

     Statements of Revenues and Direct Operating Expenses for Certain Oil
       and Gas Properties Acquired from Equitable Resources Energy Company for the Six Months Ended June 30, 1997 and 1996 (Unaudited) and the
       Years Ended December 31, 1996 and 1995                                F-1

     Notes to Statements of Revenues and Direct Operating Expenses for
       Certain Oil and Gas Properties Acquired from Equitable Resources
       Energy Company                                                        F-3

B)   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     Introduction to Pro Forma Financial Information                         F-6

     Pro Forma Condensed Consolidated Balance Sheet as of
        June 30, 1997 (Unaudited)                                            F-7

     Pro Forma Consolidated Statement of Operations for the Six-Month
        Period Ended June 30, 1997 (Unaudited)                               F-8

     Pro Forma Consolidated Statement of Operations for the
       Year Ended December 31, 1996 (Unaudited)                              F-9

     Notes to Unaudited Pro Forma Financial Statements                      F-10

C)   EXHIBITS  - The following exhibits are filed herewith:

     4.1 Credit Agreement dated September 23, 1997 between IPC, the Company, ING, as Agent, and Certain Financial Institutions, as banks.

     4.2 Credit Agreement dated September 23, 1997, among IPC, the Company, Trust Company of the West, and TCW Asset Management Company, in the capacities described therein.

     4.3 Intercreditor Agreement dated September 23, 1997, between IPC, TCW Asset Management Company, Trust Company of the West and ING.

     4.4 Warrant Agreement by and between the Company and TCW Portfolio No. 1555 DR V Sub-Custody Partnership, L.P. dated September 23, 1997.

     4.5 Warrant issued by the Company pursuant to the Warrant Agreement filed as Exhibit 4.4, dated September 23, 1997, representing the right to purchase 100,000 shares of the Company's common stock.

     10.1 Agreement of Sale and Purchase dated July 24, 1997 between EREC and IPC.

     23.1      Consent of Arthur Andersen, LLP.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 13, 1997
                                    INLAND RESOURCES INC.

                                    By:  \s\ Kyle R. Miller
                                         ---------------------------------------
                                         Kyle R. Miller, President and
                                         Chief Executive Officer

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders of
   Inland Resources Inc.:


We have audited the accompanying statements of revenues and direct operating expenses for certain of the oil and gas properties (the "Properties") of Equitable Resources Energy Company ("Equitable") acquired by INLAND RESOURCES INC. for each of the years ended December 31, 1996 and 1995. These financial statements are the responsibility of Inland Resources Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The statements of revenues and direct operating expenses for the Properties acquired from Equitable were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in
Note 1, and are not intended to be a complete presentation of the Properties' financial position, results of operations and cash flows.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses for the Properties acquired from Equitable for each of the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.


                                        /s/  ARTHUR ANDERSEN LLP


Denver, Colorado,
     August 15, 1997.

                             INLAND RESOURCES INC.
                             ---------------------


                       STATEMENTS OF REVENUES AND DIRECT
                       ---------------------------------

             OPERATING EXPENSES FOR CERTAIN OIL AND GAS PROPERTIES
             -----------------------------------------------------

            ACQUIRED FROM EQUITABLE RESOURCES ENERGY COMPANY FOR THE
            --------------------------------------------------------

            SIX MONTHS ENDED JUNE 30, 1997 AND 1996 (UNAUDITED) AND
            -------------------------------------------------------

                   THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                   ------------------------------------------



                                               Six Months Ended  Years Ended
                                                    June 30,     December 31,
                                               ---------------- --------------
                                                  (Unaudited)
                                                 1997    1996    1996    1995
                                               -------  ------- ------  ------
                                                        (In thousands)
OIL AND GAS REVENUES                            $2,965  $4,015  $8,479  $7,245

DIRECT OIL AND GAS OPERATING EXPENSES:
 Production taxes                                   65      89     175     163
 Lease operating expense                         1,436     926   1,970   1,892
                                                ------  ------  ------  ------
                                                 1,501   1,015   2,145   2,055
                                                ------  ------  ------  ------
REVENUES IN EXCESS OF DIRECT
 OPERATING EXPENSES                             $1,464  $3,000  $6,334  $5,190
                                                ======  ======  ======  ======

        The accompanying notes are an integral part of these statements.

                             INLAND RESOURCES INC.
                             ---------------------


              NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING
              ----------------------------------------------------

                  EXPENSES FOR CERTAIN OIL AND GAS PROPERTIES
                  -------------------------------------------

           ACQUIRED FROM EQUITABLE RESOURCES ENERGY COMPANY FOR THE
            ---------------------------------------------------------

            SIX MONTHS ENDED JUNE 30, 1997 AND 1996 (UNAUDITED) AND
            -------------------------------------------------------

                   THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                   ------------------------------------------



(1)  BASIS OF PRESENTATION
     ---------------------

On September 30, 1997, Inland Resources Inc. (the "Company") acquired all rights, title and interest in certain oil and gas properties (the "Properties") as described in the Agreement of Sale and Purchase between the Company and Equitable Resources Energy Company ("Equitable"). The acquisition had an effective date of April 1, 1997. The Properties acquired by the Company consist of oil and gas interests in approximately 300 properties and the associated facilities located in the Uinta Basin of North-eastern Utah.

The accompanying Statements of Revenues and Direct Operating Expenses were derived from the historical accounting records maintained by Equitable. The statements have been prepared on the accrual basis of accounting. The statements do not include depreciation, depletion and amortization, general and administrative, income tax or interest expense as these costs may not be comparable to the expenses expected to be incurred in the future. The revenues and direct operating expenses for the periods presented are also not necessarily indicative of results to be expected in the future.

(2)  UNAUDITED INTERIM FINANCIAL INFORMATION
     ---------------------------------------

The accompanying financial information for the six-month periods ended June 30, 1997 and 1996 is unaudited but reflects, in the opinion of the Company's management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the oil and gas revenues and direct oil and gas operating expenses of the Properties for such periods. The oil and gas revenues and direct oil and gas operating expenses for such interim periods are not necessarily indicative of results to be expected for the full year.

(3)  SUMMARY OIL AND GAS RESERVE INFORMATION (UNAUDITED)
     ---------------------------------------------------

Supplemental oil and gas reserve information related to the Properties is presented in accordance with Statement of Financial Accounting Standards No. 69, "Disclosures about Oil and Gas Producing Activities." Net proved oil and gas reserves of the Properties as of December 31, 1996 and 1995 were estimated by Netherland, Sewell & Associates, independent petroleum engineering consultants.

The following tables set forth information for the years ended December 31, 1996 and 1995, with respect to changes in the Properties' proved reserves.
Quantities of natural gas are expressed in terms of thousand cubic feet (mcf) and oil in barrels (bbls).

                                 Years Ended December 31,
                              -----------------------------
                                  1996            1995
                              -------------   -------------
                                      (In thousands)
                              Oil      Gas    Oil      Gas
                              BBLS     MCF    BBLS     MCF
                              -----   -----   -----   -----
Total proved reserves:
 Beginning of year            5,588   2,890   4,049   2,840
 Production                    (412)   (387)   (389)   (275)
 Revisions of previous
  estimates                    (240)     80     110    (733)
 Extensions, discoveries
  and other additions         1,224       -   1,818   1,058
 Purchase of reserves
  in place                       25      79       -       -
                              -----   -----   -----   -----
End of year                   6,185   2,662   5,588   2,890
                              =====   =====   =====   =====

Proved developed reserves:
 Beginning of year            4,330   2,541   4,049   2,840
                              =====   =====   =====   =====
 End of year                  6,185   2,662   4,330   2,541
                              =====   =====   =====   =====

No proved undeveloped reserves have been shown as of December 31, 1996, as the Company's future drilling plans are not necessarily indicative of Equitable's.

Information with respect to the Properties' estimated discounted future net cash flows for the years ended December 31, 1996 and 1995 is as follows:

                                           Years Ended
                                           December 31,
                                      -------------------
                                        1996       1995
                                      --------   --------
                                         (In thousands)

 Future cash flows                    $124,040   $105,893
 Future production costs               (47,639)   (41,088)
 Future development costs                 (525)    (3,948)
 Future income tax expense             (25,853)   (20,732)
                                      --------   --------
  Future net cash flows                 50,023     40,125

 10% annual discount                   (20,050)   (15,747)
                                      --------   --------
  Discounted future net cash flows    $ 29,973   $ 24,378
                                      ========   ========

As of December 31, 1996 and 1995, the oil and gas prices used in determination of future cash flows were $18.58 and $3.34, and $18.24 and $1.46 per barrel and mcf, respectively. Subsequent to December 31, 1996, actual prices for oil and gas have declined due to market conditions.

Principal changes in the Properties' estimated discounted future net cash flows for the years ended December 31, 1996 and 1995 are as follows:


                                                        Years Ended
                                                        December 31,
                                                   -------------------
                                                     1996       1995
                                                   --------   --------
                                                      (In thousands)


Beginning of year                                  $24,378    $21,843
 Oil and gas sales, net of production costs         (6,334)    (5,190)
 Net change in prices and production costs           5,075        786
 Extensions and discoveries, less related costs      6,473     10,866
 Purchases of reserves in place, net                   251          -
 Change in estimated development costs                (170)    (3,718)
 Current year exploration and development costs      3,600          -
 Revision of previous quantity estimates            (1,383)       (92)
 Accretion of discount                               3,697      3,309
 Net change in income taxes                         (2,906)    (1,346)
 Changes in production rates and other              (2,708)    (2,080)
                                                   -------    -------
End of year                                        $29,973    $24,378
                                                   =======   =======

                             Inland Resources Inc.
                Introduction to Pro Forma Financial Information



     The following unaudited pro forma financial statements are presented to show the pro forma effect of the acquisition of oil and gas properties pursuant to an agreement consummated September 30, 1997 between Inland Resources Inc. ("Inland") and Equitable Resources Energy Company ("EREC"). The unaudited Pro Forma Consolidated Statements of Income for the twelve months ended December 31, 1996, and for the six months ended June 30, 1997, are as if the acquisition had occurred on January 1, 1996 and January 1, 1997, respectively. The Pro Forma Condensed Consolidated Balance Sheet is based on the assumption the transaction was completed on June 30, 1997. The transaction is reported using the purchase method of accounting.

     Inland's unaudited historical interim financial statements have been prepared pursuant to the rules and regulations of the SEC and, in the opinion of the Company, include all adjustments necessary for a fair statement of the results of each period shown. The financial information presented is not intended to reflect all financial information customarily reported under generally accepted accounting principles. The pro forma adjustments included in the accompanying Pro Forma Consolidated Statements of Operations are based on assumptions and estimates and are not necessarily indicative of the results of operations of the Company as they may be in the future or as they may have been had the transaction actually occurred on January 1, 1996, January 1, 1997 or June 30, 1997, as applicable.

                             Inland Resources Inc.
                Pro Forma Condensed Consolidated Balance Sheet
                                 June 30, 1997
                                (in thousands)
                                  (Unaudited)



Assets:                                           Historical           Acquisition          Pro Forma
                                                  ----------           -----------          ---------
    Cash and cash equivalents                        $ 3,427                                 $  3,427
    Accounts receivable and accrued sales              1,548                                    1,548
    Inventory                                          2,197                                    2,197
    Other current assets                                 434                                      434
    Oil and gas properties                            56,415               $53,100            109,515
    Other long-term assets                             1,185                 4,600              5,785
                                                  ----------           -----------          ---------
          Total assets                               $65,206               $57,700           $122,906
                                                  ==========           ===========          =========

Liabilities and Stockholders' Equity:
    Current liabilities                              $ 7,180                                 $  7,180
    Long-term debt                                    26,187               $57,700             83,887
    Stockholders' equity                              31,839                                   31,839
                                                  ----------           -----------          ---------
          Total liab. and stockholders'
           equity                                    $65,206               $57,700           $122,906
                                                  ==========           ===========          =========






               See the accompanying notes to unaudited pro forma
                      consolidated financial information

                             Inland Resources Inc.
                Pro Forma Consolidated Statement of Operations
                 for the Six-Month Period ended June 30, 1997
                                (in thousands)
                                  (Unaudited)



                                               Historical         Acquisition          Pro Forma
                                               ----------         -----------          ---------
Sales of oil and gas                              $ 6,488             $ 2,965 (A)        $ 9,453
                                               ----------         -----------          ---------

Operating expenses:
   Operating costs                                  1,500               1,501 (A)          3,001
   Exploration                                         30                                     30
   Depletion, depreciation, and                     2,415               1,036 (B)          3,451
    amortization
   General and administrative, net                    841                     (C)            841
                                               ----------         -----------          ---------
        Total operating expenses                    4,786               2,537              7,323
                                               ----------         -----------          ---------

Operating income                                    1,702                 428              2,130
Interest expense                                   (1,296)             (3,173)(D)         (4,469)
Other income, net                                     304                                    304

                                               ----------         -----------          ---------
Net income from continuing operations             $   710             $(2,745)           $(2,035)
                                               ==========         ===========          =========


    PRIMARY EARNINGS PER SHARE
EPS from continuing operations                      $0.11                                 $(0.30)
Weighted average shares outstanding                 6,715                                  6,715
                                               ==========                              =========

 FULLY DILUTED EARNINGS PER SHARE
EPS from continuing operations                      $0.08                                 $(0.30)
Weighted average shares outstanding                 8,316                                  8,316
                                               ==========                              =========



               See the accompanying notes to unaudited pro forma
                      consolidated financial information

                             Inland Resources Inc.
                Pro Forma Consolidated Statement of Operations
                     for the year ended December 31, 1996
                                (in thousands)
                                  (Unaudited)



                                               Historical         Acquisition          Pro Forma
                                               ----------         -----------          ---------
Sales of oil and gas                              $10,704             $ 8,479 (A)        $19,183
                                               ----------         -----------          ---------

Operating expenses:
   Operating costs                                  2,045               2,145 (A)          4,190
   Exploration                                        167                                    167
   Depletion, depreciation and amortization         3,428               1,908 (B)          5,336
   General and administrative, net                  1,670                     (C)          1,670
                                               ----------         -----------          ---------
        Total operating expenses                    7,310               4,053             11,363
                                               ----------         -----------          ---------

Operating income                                    3,394               4,426              7,820
Interest expense                                   (1,633)             (6,347)(D)         (7,980)
Other income, net                                     413                                    413

                                               ----------         -----------          ---------
Net income from continuing operations             $ 2,174             $(1,921)           $   253
                                               ==========         ===========          =========


        PRIMARY EARNINGS PER SHARE
EPS from continuing operations                      $0.37                                  $0.05
Weighted average shares outstanding                 5,276                                  5,276
                                               ==========                              =========

        FULLY DILUTED EARNINGS PER SHARE
EPS from continuing operations                      $0.29                                  $0.04
Weighted average shares outstanding                 6,651                                  6,651
                                               ==========                              =========






               See the accompanying notes to unaudited pro forma
                      consolidated financial information

                             Inland Resources Inc.
               Notes to Unaudited Pro Forma Financial Statements



1.   Basis of Presentation:
     ----------------------

     The unaudited Pro Forma Consolidated Statements of Operations are based on Inland's audited financial statements and the audited statement of revenues and direct operating expenses of certain oil and gas properties of EREC for the year ended December 31, 1996 and on Inland's unaudited financial statements and on the unaudited statement of revenues and direct operating expenses for certain oil and gas properties acquired from EREC for the six months ended June 30, 1997, and upon the adjustments and assumptions described below.

2.   Pro Forma Adjustments:
     ----------------------

     The unaudited pro forma statements of income reflect the following adjustments:

     A. Sales of oil and gas and operating costs were adjusted based on the audited statement of revenues and direct operating expenses for the year ended December 31, 1996 and from the unaudited statement of revenues and direct operating expenses for the six months ended June 30, 1997.

     B. Depletion, depreciation and amortization is adjusted based on Inland's July 1, 1997 in-house reserve report for the acquired EREC properties and the portion of the purchase price allocated to proved properties.

     C. The unaudited Pro Forma Consolidated Statements of Operations do not include any adjustment for net general and administrative expense since the increase to gross general and administrative expense related to the acquisition is offset by COPAS producing overhead reimbursements on the operated properties acquired.

     D. Interest expense is adjusted using Inland's blended cost of capital to finance the transaction.

     E. The Pro Forma Condensed Consolidated Balance Sheet includes adjustments to reflect the purchase of the EREC oil and gas and other assets for $55.5 million using funds provided by new issues of long-term debt. The purchase price allocation includes payment for oil and gas assets, a long-term receivable of $2.4 million and debt issue costs of $2.2 million.